UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2014

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	24-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Penn Street, Melbourne, Florida 32901

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Edward Bednarcik to the Board of Directors

On December 11, 2014, the board of directors (the “Board”) of Lighting Science Group Corporation (the “Company”) increased the number of directors comprising the Board from ten (10) directors to eleven (11) directors and appointed Mr. Edward Bednarcik, the current Chief Executive Officer of the Company, to fill the vacancy created by the increase in the size of the Board. Mr. Bednarcik will serve on the Board until the next annual meeting of stockholders or his earlier resignation or removal. The Board has not appointed Mr. Bednarcik to serve on any committees of the Board.

Mr. Bednarcik, 57, was appointed Chief Executive Officer of the Company effective as of September 8, 2014. He previously served as chief executive officer and president of VideoIQ, an enterprise software company, from 2011 to January 2014, when VideoIQ was sold to Avigilon Corp., a company that is publicly traded on the Toronto Stock Exchange. From 2007 to 2011, Mr. Bednarcik served as chief executive officer and president of Wright Line LLC, a supplier of innovative data center solutions for government and commercial customers. Mr. Bednarcik transitioned out of his position at Wright Line LLC after the company was sold to Eaton Corporation Plc, a company that is publicly traded on the New York Stock Exchange, in August 2010. Mr. Bednarcik was vice president and general manager of A123 Systems, LLC, a company focused on high power lithium ion battery solutions for hybrid electric vehicle transportation, from 2005 to 2007. From 1997 to 2005, Mr. Bednarcik was with American Power Conversion Corporation, a provider of integrated solutions to large- and small-scale data centers, where he served as general manager of the network solutions division from 1997 to 1999, vice president and general manager of the business network solutions group from 2000 to 2002 and vice president of global sales from 2003 to 2005. Since 2012, Mr. Bednarcik has served on the board of directors and audit and compensation committees of Raritan Inc., a privately held company providing power distribution solutions to enterprise clients globally. Mr. Bednarcik holds a Bachelor of Science degree from the University of Rhode Island.

Mr. Bednarcik will not receive any additional compensation for his services as a director of the Company.

Resignation of Dennis McGill as Interim Chief Financial Officer

Effective as of December 16, 2014, Dennis McGill resigned as Interim Chief Financial Officer of the Company.

Section 8 – Other Events

Item 8.01 Other Events.

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2014, the Board authorized the Company to sell (i) 30,000 units of its securities (the “Series J Securities”) in a series of transactions commencing August 14, 2014 and ending on or before December 31, 2014 to purchasers designated by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company and (ii) such number of additional Series J Securities as are purchased pursuant to Section 14 of each certificate of designation governing the shares of the Company’s preferred securities as a result of the sale of the Series J Securities to be issued as described in clause (i) above (the “Series J Offering”). Each Series J Security consists of (i) one share of Series J

Convertible Preferred Stock of the Company, par value $0.001 per share and (ii) a warrant to purchase 2,650 shares of common stock of the Company, par value $0.001 per share, at an exercise price of $0.001 per share. The Company previously issued and sold 21,000 of the 30,000 Series J Securities authorized to be sold in the Series J Offering.

On December 11, 2014, the Board and the committee of independent directors of the Board approved an increase in the Series J Offering from 30,000 Series J Securities to 32,525 Series J Securities and extended the expiration date of the Series J Offering from December 31, 2014 to January 31, 2015.

The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Series J Securities have not been registered under the Securities Act of 1933, as amended, and cannot be sold in the United States without registration or an applicable registration exemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: December 17, 2014	By:	/s/ Zvi Raskin
	Name:	Zvi Raskin
	Title:	General Counsel and Secretary